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                                                                    EXHIBIT 99.1


                                    CONSENT


     The undersigned, who has agreed to serve as a member of the Board of Directors of American Finance Group, Inc. (the "Company") upon completion of its initial public offering of securities, hereby grants the Company consent to use his name in its Registration Statement on Form S-1 in respect of such securities, and any subsequent amendments thereto, filed with the Securities and Exchange Commission.


Dated: June 8, 1998

                                /s/ Joseph C. Berenato
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                               Joseph C. Berenato